Exhibit 99

                                                                October 19, 2004

New York Stock Exchange
20 Broad Street, 17th Floor
New York, New York   10005

Attention: Ms. Courtney Robshaw
           Director, Client Service

Gentlemen:

Please be advised that at the Annual Meeting of Shareholders of Texas Industries, Inc., held on October 19, 2004, the following Directors were elected for the term set forth opposite their names:

     Mel G. Brekhus                 through the Annual Meeting of 2007
     Robert D. Rogers               through the Annual Meeting of 2007
     Ian Wachtmeister               through the Annual Meeting of 2007

At the Board of Directors' Meeting held immediately following the Shareholders' Meeting, the Directors declared a dividend of seven and one-half cents ($0.075) per share on the $1.00 par value Common Stock of the Company payable on November 23, 2004, to Shareholders of record at the close of business on November 5, 2004.

Also, at the meeting, the following persons were elected as officers of the
Company:

     Mel G. Brekhus                 President and Chief Executive Officer
     Frederick G. Anderson          Vice President-General Counsel and Secretary
                                    (effective November 1, 2004)
     Barry M. Bone                  Vice President-Real Estate
     William J. Durbin              Vice President-Human Resources
     Richard M. Fowler              Executive Vice President-Finance
     Tommy A. Valenta               Executive Vice President-Steel
     Wesley E. Schlenker            Assistant Secretary

Additionally, there are enclosed two (2) copies of the Company's News Releases regarding its Shareholders' and Directors' Meetings.

                                    Very truly yours,